Exhibit 8.1

Baker & McKenzie LLP

300 East Randolph Street, Suite 5000

Chicago, IL 60601

United States

Tel: +1 312 861 8000

Fax: +1 312 861 2899

www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe, Middle East & Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia*

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre*

Rio de Janeiro*

Santiago

Sao Paulo*

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

* Associated Firm

June 13, 2014

Sotherly Hotels Inc.

410 W. Francis Street

Williamsburg, Virginia 23185

RE:       Sotherly Hotels Inc.

Ladies and Gentlemen:

We have acted as United States tax counsel for Sotherly Hotels Inc. (formerly known as MHI Hospitality Corporation), a Maryland corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 filed on the date hereof (which, together with the prospectus included therein shall hereinafter be referred to as the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering the Company’s offer and sale of shares of its common stock, $.01 par value per share, to be undertaken from time to time in one or more offerings in amounts, at prices and on terms to be set forth in one or more supplements to the Registration Statement (but with the aggregate initial offering price of all such sales not to exceed $23,400,000).

You have requested our opinions regarding certain U.S. federal income tax considerations relating to the Company’s qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In rendering these opinions, we have examined and relied upon, with your consent: (a) the descriptions of the Company, Sotherly Hotels, LP (formerly known as MHI Hospitality, L.P.), a Delaware limited partnership (the “Operating Partnership”), their direct and indirect subsidiaries, and their respective investments, as well as their respective proposed investments, activities, operations, and governance, as set forth or incorporated in the Registration Statement; (b) that certain certificate dated June 13, 2014 (the “Certificate”) delivered to us by the Company which provides certain representations relevant to these opinions; and (c) such other documents, agreements and information as we have deemed necessary for purposes of rendering the opinions contained herein. For purposes of such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the legal capacity of natural persons executing such documents, the genuineness of all signatures on originals or copies and that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Our opinions set forth herein are also based on the above assumptions, as well as the assumption that (i) each of the Company and the Operating Partnership has a valid legal existence under the laws of the state in which it was formed and has operated in

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

accordance with the laws of such state, (ii) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Certificate, (iii) the facts contained in the Registration Statement are true, correct and complete in all material respects, (iv) all representations of fact contained in the Certificate are true, correct and complete in all material respects, and (v) any representation of fact in the Certificate that is made “to the knowledge” or similarly qualified is correct without such qualification. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purpose of rendering our opinions set forth herein. While we have reviewed all representations made to us to determine their reasonableness and are not aware of any facts inconsistent with such representations, we have no assurance that such representations are or will ultimately prove to be accurate. To the extent that the facts differ from those represented to or assumed by us herein, our opinions set forth herein should not be relied upon.

We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of our opinions set forth herein. In particular, the Company’s qualification and taxation as a REIT for U.S. federal income tax purposes depend upon the Company’s ability to meet, on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Registration Statement with regard to, among other things, the sources and types of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We undertake no responsibility to, and will not, review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any particular taxable year will satisfy the requirements under the Code for qualification and taxation of the Company as a REIT. We undertake no obligation to update the opinions set forth herein, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code and the regulations promulgated thereunder by the United States Treasury Department (the “Treasury Regulations”), published administrative announcements and rulings of the Internal Revenue Service (“IRS”) and court decisions.

Our opinions set forth herein are based upon the current provisions of the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, court decisions, and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our opinions set forth herein. Our opinions set forth herein are rendered only as of the date hereof and we undertake no responsibility to update these opinions after this date. Our opinions set forth herein do not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or the United States Treasury Department in regulations or rulings issued in the future.

Based on the foregoing and the next paragraph below, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

(a) the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT for the period commencing with its taxable year ended December 31, 2004 and continuing through its taxable year ended December 31, 2013, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT; and

(b) the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” to the extent it pertains to matters of law or legal conclusions, is accurate in all material respects.

Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Operating Partnership, or any of their direct or indirect subsidiaries or any of their respective investments.

This opinion letter is being delivered to you solely for use in connection with the Registration Statement as of the date hereof. This opinion letter is solely for the benefit of the above-named addressee and may not be relied upon by any other person in any manner whatsoever without our prior written permission. Notwithstanding the foregoing, we hereby consent to the reference to our firm in the Registration Statement under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” and to the inclusion of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP